Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

OF

INFRASTRUCTURE MATERIALS CORP.

WITH AND INTO

SILVER RESERVE CORP.

Pursuant to Section 253 of the Delaware General Corporation Law, as amended.

Silver Reserve Corp., a Delaware corporation (the “Corporation”), which desires to merge Infrastructure Materials Corp., a Delaware corporation and a wholly owned subsidiary of the Corporation (the “Subsidiary”), with and into the Corporation (the “Merger”) on the terms set forth below and in the Plan of Merger (as defined below), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:              That the Corporation is the owner of all of the outstanding shares of each class of outstanding capital stock of the Subsidiary.

SECOND:         That the Corporation’s board of directors, by the resolutions attached as Exhibit A, which were adopted by Unanimous Written Consent dated November 17, 2008 of the Corporation’s board of directors, determined to effect the plan of merger attached to such resolutions as Annex A (the “Plan of Merger”).

THIRD:             That the Corporation does hereby merge Subsidiary with and into the Corporation on the terms set forth in the Plan of Merger, with the Corporation being the surviving corporation of the Merger.

FOURTH:         That the name of the surviving corporation in the Merger is Silver Reserve Corp., which, upon effectiveness of the Merger, will change its name to “Infrastructure Materials Corp.”

FIFTH:              That the Merger shall become effective on the filing date of this Certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer as of this 18th day of November, 2008.

SILVER RESERVE CORP.

By: /s/ Mason Douglas Mason Douglas President

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
SILVER RESERVE CORP.
___________________________

The undersigned, being all of the directors of Silver Reserve Corp., a Delaware corporation (the “Company”), hereby consent to the adoption of the following resolutions, with the same force and effect as if said resolutions had been adopted at a duly called and held meeting of the Board of Directors of the Company.

WHEREAS, the Company desires to change its name to “Infrastructure Materials Corp.” (the “Name Change”) in conjunction with a merger pursuant to Section 253(b) of the Delaware General Corporation Law, as amended (the “DGCL”);

WHEREAS, in order to effect the Name Change, the Company has incorporated a corporation named “Infrastructure Materials Corp.” (the “Subsidiary”) under the DGCL and acquired ten (10) shares of common stock, no par value, of the Subsidiary (collectively, the “Incorporation”);

WHEREAS, following the effectiveness of the Incorporation, the Company will own all of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, in order to effect the Name Change the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company (the “Merger”) pursuant to Section 253 of the DGCL following the effectiveness of the Incorporation.

     NOW, THEREFORE, BE IT

RESOLVED, that the Incorporation is hereby authorized and approved in all respects; and be it further

RESOLVED, that following the Incorporation, the Company is hereby authorized to effect the Name Change by merging the Subsidiary with and into the Company pursuant to Section 253 of the General Corporation Law; and be it further

RESOLVED, that the Company enter into the Plan and Agreement of Merger with the Subsidiary, such plan attached hereto as Exhibit A; and be it further

 RESOLVED,  that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding shares of Common Stock, par value $.0001 per share, of the Company (the “Common Stock”) shall remain unchanged and continue to remain outstanding as one share of Common Stock, held by the person who was the holder of such share of Common Stock immediately prior to the Merger; and be it further

RESOLVED,  that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock, no par value, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and be it further

RESOLVED,  that the Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is INFRASTRUCTURE MATERIALS CORP. (the “Corporation”).” and be it further

RESOLVED, that the officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of consummating the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger: and be it further

RESOLVED, that the officers of the Company be and they hereby are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Name Change, the Incorporation and the Merger.

The undersigned, have executed this unanimous written consent this 17th day of November, 2008.
DIRECTORS:

/s/ Mason Douglas
      Mason Douglas

/s/ Todd Montgomery
      Todd D. Montgomery

/s/ Randal Ludwar
      Randal Ludwar

/s/ Brent Walter
      Brent Walter

/s/ Joseph Montgomery
      Joseph Montgomery

/s/ Roger Hall
      Roger Hall

Annex A

PLAN OF MERGER

OF

INFRASTRUCTURE MATERIALS CORP.

WITH AND INTO

SILVER RESERVE CORP.

This Plan of Merger (this “Plan”) sets forth the terms of the merger (the “Merger”) of Infrastructure Materials Corp., a Delaware corporation (the “Subsidiary”), with and into Silver Reserve Corp., a Delaware corporation (the “Company”), pursuant to the provisions of the Delaware General Corporation Law, as amended (the “DGCL”), including, without limitation, Section 253 of the DGCL. Immediately prior to the adoption of this Plan and at all times thereafter until the Effective Time (as defined below), the Company owned and will continue to own 100% of the issued and outstanding shares of the capital stock of the Subsidiary.

1. Effective Time. As used in this Plan, the term “Effective Time” shall mean the date on which the Certificate of Merger and Ownership effecting the merger is filed with the Delaware Secretary of State.

2. The Merger. At the Effective Time, the Subsidiary shall merge with and into the Company and the separate corporate existence of the Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 259 of the DGCL.

3. Terms of the Merger. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or other person, each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time shall no longer be outstanding, shall be canceled and retired without payment of any consideration therefor, and shall cease to exist.

4. Certificate of Incorporation; By-laws. The certificate of incorporation and by-laws of the Company immediately prior to the Effective Time shall be the certificate of incorporation and by-laws of the Surviving Corporation except that, as provided by the terms of the Merger, the name of the Company shall be changed to Infrastructure Materials Corp.

5. Board of Directors and Officers. The initial directors and officers of the Surviving Corporation shall consist of the directors and officers of the Corporation immediately prior to the Effective Time.